Exhibit 99.1

Shineco, Inc. Enters into Strategic Cooperation Agreement with Heilongjiang Provincial Science Research Institute of Healthy Food to Establish NewHemp Food Processing Laboratory

BEIJING, May 14, 2019 -- Shineco, Inc. ("Shineco" or the "Company"; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and various health and well-being focused plant-based products in China, announced today that the Company, through its wholly owned subsidiary Tenjove NewHemp Biotech Co., Ltd. ("TNB"), entered into a strategic cooperation agreement (the “Agreement”) with Heilongjiang Provincial Science Research Institute of Healthy Food ("SRIHF") on May 8, 2019 to establish a NewHemp food processing laboratory (the “Lab”) to explore opportunities in the food industry.

Approved by the provincial government, SRIHF was established in April 2013 by The Northeast Agricultural University by integrating resources from Heilongjiang Dairy Industry Technology Development Center, Heilongjiang Soybean Technology Development Research Center, and Heilongjiang Textile Industry Research Institute. SRIHF is mainly engaged in green food research and technological innovation, the development of new products, new equipment research and development and technical services.

Pursuant to the Agreement, both parties agree to jointly establish the Lab to conduct R&D, talent training, research project application, as well as national-level related projects or projects applications. The Lab is mainly engaged in the scientific research of seeds of industrial hemp and other edible foods derived from biotin extracts such as hemp seed beverage, cold pressed oil, candy, bread and nutritional powder, which includes the corresponding industrial hemp food formulas, processing research and development of technology and processing equipment.

Mr. Yuying Zhang, Chairman and Chief Executive Officer of Shineco, commented, "As we carry out our industrial hemp industry chain strategy, we place the leading technology as our first priority. We hope to use the advantages of scientific research to promote the upgrading of China's traditional industrial hemp industry, so that industrial hemp related products can truly benefit people. The same is true for the downstream applications of industrial hemp. The development and utilization of industrial hemp seeds and other derivative foods not only promotes the development of the industrial hemp industry, but also provides a rich and nutritious food source.”

About Shineco

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company, through its subsidiaries and variable interest entities, undertakes vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about the Company, please visit www.tenetjove.com.

Forward-Looking Statements

This press release contains information about Shineco's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco's registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com